                           Offer to Purchase for Cash
                     All Outstanding Shares of Common Stock
                            of the Series Designated
                     Credit Suisse First Boston (USA), Inc.
                            CSFBDIRECT Common Stock
                                       of
                     Credit Suisse First Boston (USA), Inc.
                                       at
                              $6.00 Net Per Share
                                       by
                          CSFBdirect Acquisition Corp.
                          a wholly owned subsidiary of
                        Credit Suisse First Boston, Inc.
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         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON MONDAY, AUGUST 20, 2001 UNLESS THE OFFER IS EXTENDED.
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THE OFFER IS BEING MADE PURSUANT TO THE TERMS OF AN AGREEMENT AND PLAN OF
MERGER, DATED AS OF JULY 11, 2001 (THE "MERGER AGREEMENT"), AMONG CREDIT SUISSE FIRST BOSTON, INC. ("CSFB"), CSFBDIRECT ACQUISITION CORP. ("PURCHASER") AND CREDIT SUISSE FIRST BOSTON (USA), INC. (THE "COMPANY").

THE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED. HOWEVER, THE OFFER IS SUBJECT TO CERTAIN CONDITIONS CONTAINED IN THIS OFFER TO PURCHASE. PLEASE READ "THE OFFER--TERMS OF THE OFFER; EXPIRATION DATE" AND "THE OFFER--CERTAIN CONDITIONS OF THE OFFER" WHICH SET FORTH IN FULL THE CONDITIONS TO THE OFFER.

THE BOARD OF DIRECTORS OF THE COMPANY HAS, BY UNANIMOUS VOTE OF ALL DIRECTORS PRESENT AND VOTING AT THE MEETING AND ACTING UPON THE RECOMMENDATION OF A SPECIAL COMMITTEE OF INDEPENDENT DIRECTORS OF THE BOARD OF DIRECTORS OF THE COMPANY, (i) DETERMINED THAT IT IS FAIR TO AND IN THE BEST INTERESTS OF THE HOLDERS OF SHARES OF COMMON STOCK OF THE SERIES DESIGNATED CREDIT SUISSE FIRST BOSTON (USA), INC. CSFBDIRECT COMMON STOCK (THE "SHARES") (OTHER THAN PURCHASER OR ITS AFFILIATES) TO CONSUMMATE THE OFFER AND THE MERGER OF PURCHASER WITH AND INTO THE COMPANY (COLLECTIVELY, THE "TRANSACTIONS"), UPON THE TERMS AND SUBJECT TO THE CONDITIONS OF THE MERGER AGREEMENT AND IN ACCORDANCE WITH THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE; (ii) APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE TRANSACTIONS; AND (iii) RESOLVED TO RECOMMEND THAT THE HOLDERS OF SHARES (OTHER THAN PURCHASER OR ITS AFFILIATES) ACCEPT THE OFFER AND TENDER SHARES PURSUANT TO THE OFFER.

LAZARD FRERES & CO. LLC, THE INVESTMENT BANKER TO THE SPECIAL COMMITTEE, HAS DELIVERED TO THE SPECIAL COMMITTEE ITS WRITTEN OPINION THAT THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF SHARES (OTHER THAN PURCHASER OR ITS AFFILIATES) IN THE OFFER AND THE MERGER PURSUANT TO THE MERGER AGREEMENT IS FAIR TO SUCH HOLDERS OF SHARES FROM A FINANCIAL POINT OF VIEW. PLEASE READ "SPECIAL FACTORS--OPINION OF INVESTMENT BANKER."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF SUCH TRANSACTION OR UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The Dealer Manager for the Offer is:

                                     [LOGO]

July 24, 2001

                                   IMPORTANT

    Any stockholder desiring to tender all or any portion of such stockholder's Shares should either (i) complete and sign the Letter of Transmittal in accordance with the instructions in the Letter of Transmittal, have such stockholder's signature thereon guaranteed if required by Instruction 1 to the Letter of Transmittal, mail or deliver the Letter of Transmittal, or such facsimile, and any other required documents to the Depositary and either deliver the certificates for such Shares to the Depositary along with the Letter of Transmittal or a manually signed facsimile copy thereof or deliver such Shares pursuant to the procedure for book-entry transfer set forth in "The Offer-- Procedures for Accepting the Offer and Tendering Shares" prior to the expiration of the Offer or (ii) request such stockholder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such stockholder. A stockholder having Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such stockholder desires to tender such Shares.

    A stockholder who desires to tender Shares and whose certificates for such Shares are not immediately available or who cannot comply in a timely manner with the procedure for book-entry transfer described herein, or who cannot deliver all required documents to the Depositary prior to the expiration of the Offer, may tender such Shares by following the procedure for guaranteed delivery set forth in "The Offer--Procedures for Accepting the Offer and Tendering Shares."

    Questions and requests for assistance or for additional copies of this Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery and all other tender offer materials may be directed to the Information Agent or the Dealer Manager at their addresses and telephone numbers set forth on the back cover of this Offer to Purchase.